Exhibit 4.11

This ELEVENTH SUPPLEMENTAL INDENTURE (this “Eleventh Supplemental Indenture”), dated as of August 22, 2019, among SEASPAN CORPORATION, a corporation duly organized and existing under the laws of the Republic of the Marshall Islands with limited liability (the “Company”), GC INTERMODAL II, LTD., GC INTERMODAL III, LTD., GC INTERMODAL XII, LTD. and GC INTERMODAL XIV, LTD., each a corporation duly organized and existing under the laws of the Republic of the Marshall Islands with limited liability (collectively, the “Guaranteeing Subsidiaries”), each of the subsidiaries listed on the signature pages hereto as “Guarantors” (collectively, the “Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of October 10, 2017 (the “Base Indenture”), providing for the issuance by the Company from time to time of its Securities to be issued in one or more series, which Base Indenture was amended and supplemented by (i) a second supplemental indenture, dated as of February 14, 2018 (the “Second Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, providing for the issuance of a series of Securities designated as its “5.50% Senior Notes due 2025”, in an aggregate principal amount of $250,000,000 (the “2025 Notes”), (ii) a third supplemental indenture, dated as of February 22, 2018 (the “Third Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (iii) a fourth supplemental indenture, dated as of March 22, 2018 (the “Fourth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (iv) a fifth supplemental indenture, dated as of March 26, 2018 (the “Fifth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (v) a sixth supplemental indenture, dated as of March 26, 2018 (the “Sixth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (vi) a seventh supplemental indenture, dated as of June 8, 2018 (the “Seventh Supplemental Indenture”) among the Company, the guarantors party thereto and the Trustee, (vii) an eighth supplemental indenture, dated as of July 16, 2018 (the “Eighth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee and (viii) a tenth supplemental indenture, dated as of January 15, 2019 (the “Tenth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee;

WHEREAS, clause (12) of the second sentence of Section 7.01 of the Second Supplemental Indenture provides that the Company, the Guarantors and the Trustee may, without the consent of any Holder of the 2025 Notes, enter into indentures supplemental to the Indenture for the purpose of adding a Guarantor under the Indenture;

WHEREAS, Section 4.02 of the Fourth Supplemental Indenture provides that the Company shall cause the Guaranteeing Subsidiaries to execute a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall become a Guarantor under the Indenture and unconditionally guarantee the Indenture Obligations (as defined in the Second Supplemental Indenture);

WHEREAS, pursuant to Section 7.01 of the Second Supplemental Indenture, the Trustee, the Company, each Guaranteeing Subsidiary and the Guarantors are authorized to execute and deliver this Eleventh Supplemental Indenture to amend or supplement the Indenture as set forth herein; and

WHEREAS, all actions required to be taken by the Company, each Guaranteeing Subsidiary and each of the Guarantors under the Indenture to make this Eleventh Supplemental Indenture a valid, binding and legal agreement of the Company, each Guaranteeing Subsidiary and each of the Guarantors, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.01    Definitions.

(a)    The Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Tenth Supplemental Indenture and this Eleventh Supplemental Indenture, is collectively referred to herein as the “Indenture.”

(b)    All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

Section 2.01    Application of this Eleventh Supplemental Indenture. Notwithstanding any other provision of this Eleventh Supplemental Indenture, the provisions of this Eleventh Supplemental Indenture expressly and solely relate to the Indenture with respect to the 2025 Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Indenture and shall not be deemed to amend, modify or supplement the Indenture for any purpose other than with respect to the 2025 Notes.

Section 3.01    Joinder to Indenture. Each Guaranteeing Subsidiary hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a “Guarantor” therein and if such party executed the Second Supplemental Indenture as a “Guarantor” on the date of the Second Supplemental Indenture.

Section 4.01    Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees, jointly and severally with all Guarantors, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article IX of the Second Supplemental Indenture, and subject to the limitations therein.

Section 5.01    Governing Law. THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN THE STATE OF NEW YORK.

Section 6.01    Counterparts. This Eleventh Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Counterparts may be executed either in original, facsimile or electronic (i.e., “pdf” or “tif”) form and the parties hereto adopt any signatures received by facsimile or electronic (i.e., “pdf” or “tif”) transmission as the original signature of such party. This Eleventh Supplemental Indenture shall become effective upon the execution hereof by each of the parties hereto.

Section 7.01    Headings. The Article and Section headings of this Eleventh Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 8.01    Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture, except that the Trustee represents that it is duly authorized under its corporate bylaws to execute and deliver this Eleventh Supplemental Indenture.

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IN WITNESS WHEREOF, the parties have caused this Eleventh Supplemental Indenture to be duly executed as of the date first written above.

COMPANY SEASPAN CORPORATION

By:	/s/ Bing Chen
Name: Bing Chen
Title: Chief Executive Officer

Signature Page to Eleventh Supplemental Indenture

GUARANTEEING SUBSIDIARIES: GC INTERMODAL II, LTD.

By:	/s/ Bing Chen
Name: Bing Chen
Title: Chief Executive Officer

GC INTERMODAL III, LTD.

By:	/s/ Bing Chen
Name: Bing Chen
Title: Chief Executive Officer

GC INTERMODAL XII, LTD.

By:	/s/ Bing Chen
Name: Bing Chen
Title: Chief Executive Officer

GC INTERMODAL XIV, LTD.

By:	/s/ Bing Chen
Name: Bing Chen
Title: Chief Executive Officer

Signature Page to Eleventh Supplemental Indenture

GUARANTORS: Seaspan Holding 140 Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan 140 Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan (Asia) Corporation

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Containership 2180 Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Containership 2181 Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Holdco I Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Holdco II Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Signature Page to Eleventh Supplemental Indenture

Seaspan Holdco III Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Holdco IV Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Ship Management Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Crew Management Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Investment I Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Management Services Limited

By:	/s/ Bing Chen
Name: Bing Chen
Title: President

Seaspan Advisory Services Limited

By:	/s/ Bing Chen
Name: Bing Chen
Title: President

Seaspan Capital Ltd.

By:	/s/ Bing Chen
Name: Bing Chen
Title: Chief Executive Officer

Signature Page to Eleventh Supplemental Indenture

TRUSTEE: THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teresa Wyszomierski
Name: Teresa Wyszomierski
Title: Vice President

Signature Page to Eleventh Supplemental Indenture